Exhibit 10.5

THE HAIN CELESTIAL GROUP, INC.
PERFORMANCE UNITS AGREEMENT
This Performance Units Agreement (this “Agreement”) is made and entered into as of [●] (the “Grant Date”) by and between The Hain Celestial Group, Inc., a Delaware corporation (the “Company”) [●] (the “Participant”).
WHEREAS, the Company has adopted The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “Plan”), the provisions of which are incorporated herein by reference;
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that it is in the best interests of the Company and its shareholders to grant the award of Performance Units (as defined herein) provided for herein; and
WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its shareholders that certain terms and conditions applicable to the Performance Units be consistent with the terms and conditions set forth in the Inducement Award Agreement, dated November 6, 2018, between the Company and the Chief Executive Officer of the Company (the “CEO Award”).
NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Plan (the “Applicable Plan Provisions”).
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.ADMINISTRATION.
In accordance with Section 3 of the Plan, all questions of interpretation concerning this Agreement shall be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). All determinations by the Compensation Committee made reasonably and in good faith shall be final and binding upon all persons having an interest in the Award.

Exhibit 10.5

3.THE AWARD.
3.1    Grant of Units. On the Grant Date, subject to the provisions of this Agreement, the Participant has been granted a right (the “Units”) to receive Shares based on the terms and conditions set forth in this Agreement, which will be earned and vested (or not) as set forth in Section 4. The Participant will receive a grant of a number of Units for fiscal years 2019-2021 as set forth in Section 4, subject to adjustment for dividends. The number of Units that may become Vested Units are set forth in Section 4, all subject to adjustment as provided in Section 8. Each Unit represents a right to receive one (1) Share on the Settlement Date (as defined below).
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company and/or its Subsidiaries for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Units.
4.VESTING OF UNITS.
4.1    General. Subject to the Participant’s continued employment or other service with the Company or its Subsidiaries through the last day of the Performance Period (as defined below), a Non-Change in Control Qualifying Termination or a Change in Control Qualifying Termination, as defined in Section 4.3, the maximum number of Units that may be earned (the “Performance Units”) shall be based upon the TSR (as defined below), using the Initial Share Price (as defined below) for the Performance Period (as defined below). For illustrative purposes only, the following schedule sets forth the number of Performance Units, assuming no dividend payments, that the Participant may be eligible to earn based on achievement of various TSR performance levels:

Compound annual TSR over Performance Period	Illustrative Target Share Price	Number of Performance Units
At least 15% but below 20%	$39.74	[●]
At least 20% but below 25%	$45.15	[●]
At least 25% but below 30%	$51.04	[●]
At least 30% but below 35%	$57.41	[●]
At least 35%	$64.29	[●]
The maximum award that may be achieved shall be [●] Performance Units and no Performance Units will vest if the TSR over the Performance Period is below 15%.

Exhibit 10.5

In addition to the performance vesting requirements described above, the Performance Units shall be subject to the time-based vesting requirements set forth in Section 4.3 below.
4.2    Performance Based Vesting - Determination of 3-Year Compound Annual Total Shareholder Return. Compound Annual Total Shareholder Return (“TSR”) means the compound annual growth rate over the Performance Period, expressed as a percentage, from the Initial Share Price to the Ending Average Share Price, plus reinvested dividends over the Performance Period, subject to the following definitions and parameters associated with the calculation:

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“Cause” has the meaning set forth in the Change in Control Agreement between the Company and the Participant (the “Change in Control Agreement”) or if none, the employment agreement between the Company and the Participant, in each case, then in effect, or if the Participant is not party to any such agreement or such term is not defined in any such agreement then “Cause” shall mean the occurrence of any of the following events: (i) any material violation by the Participant of any law or regulation applicable to the Company or its Affiliates; (ii) the Participant’s commission of, plea of guilty or nolo contendere to, or indictment for, a felony or any other crime involving moral turpitude; (iii) the Participant’s commission of an act of personal dishonesty in connection with the Company or any other entity having a business relationship with the Company; (iv) any breach by the Participant of any written agreement between the Company and the Participant, or the terms of the Participant’s service as an employee of the Company, including, without limitation, the breach of any written non-competition, non-solicitation, invention assignment, confidentiality or similar written restrictive covenants; (v) the Participant’s violation of the written policies of the Company, commission of sexual harassment, or any other conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm; (vi) reporting to work under the influence of alcohol or illegal drugs or the use of illegal drugs (whether or not at the workplace); or (vii) a willful failure to substantially perform the Participant’s duties and obligations to the Company and its Subsidiaries, other than failure resulting from complete or partial incapacity due to physical or mental illness or impairment; provided, that clause (vii) shall constitute “Cause” only if the Participant fails to cure such event (if curable) within ten (10) business days after receipt from the Company of written notice specifying the Participant’s actions that constitute Cause.

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“Date of Determination” will mean the earlier of (A) the effective date of a Change in Control; (B) the Participant’s Non-Change in Control Qualifying Termination; or (C) November 6, 2021, consistent with the CEO Award.

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“Disability” has the meaning set forth in the Change in Control Agreement between the Company and the Participant or if none, the employment agreement between the Company and the Participant, in each case, then in effect, or if the Participant is not party to any such agreement or such term is not defined in any such agreement then “Disability” shall mean the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

•	“Ending Average Share Price” will mean the average of the daily closing prices per share of the Company’s common stock, as reported on the stock exchange or market on

Exhibit 10.5

which such stock is listed, for the 60 trading days ending on and including the applicable Date of Determination, except that in the event of a Change in Control, the Ending Average Share Price will be equal to the value of the consideration paid or exchanged for a Share pursuant to the terms of the Change in Control. For avoidance of doubt, in the event of a Change in Control, the Ending Average Share Price will not be based on the average of the daily closing prices on the 60 trading days ending on the Date of Determination as described above.

•
[“Good Reason” has the meaning set forth in the Change in Control Agreement between the Company and the Participant or if none, the employment agreement between the Company and the Participant, in each case, then in effect, or if the Participant is not party to any such agreement or such term is not defined in any such agreement then “Good Reason” shall mean the occurrence of any of the following events, without the express written consent of the Participant: (i) a material diminution in the Participant’s duties or responsibilities, excluding for this purpose any diminution during any period of the Participant’s incapacity or Disability, so long as such diminution ceases upon the cessation of the Participant’s incapacity or Disability; (ii) the relocation or transfer of the Participant’s principal office to a location that increases the Participant’s one-way commute from the Participant’s residence by more than fifty (50) miles; or (iii) a reduction in the Participant’s annual base salary; provided, that the Participant may not terminate the Participant’s employment for Good Reason unless: (a) the Participant provides the Board with written notice of the event constituting Good Reason within thirty (30) days following the Participant’s initial knowledge of such event, which notice shall specify the facts and circumstances constituting Good Reason, (b) the Company fails to cure such event within thirty (30) days following receipt by the Board of such written notice, and (c) the Participant actually resigns for Good Reason no later than thirty (30) days following the expiration of such thirty (30) day cure period.]

•	“Initial Share Price” will mean the closing stock price on November 6, 2018 of $26.13, consistent with the CEO Award.

•	“Performance Period” will mean the period beginning on November 6, 2018 and ending on the Date of Determination, consistent with the CEO Award.

Dividends that have an ex-dividend date during the Performance Period shall be included in the calculation assuming the reinvestment of such dividends as of the applicable ex-dividend date, and dividends shall include the per share value of any cash or stock dividends, including the per share value as determined in good faith by the Company’s Board of Directors of a dividend issued in any Company spin-off of assets or subsidiary stock.
Notwithstanding the foregoing, if the Participant has a Non-Change in Control Qualifying Termination, Change in Control Qualifying Termination, or if a Change in Control occurs prior to November 6, 2019, TSR will be computed as if the Date of Determination were November 6, 2019. For avoidance of doubt, if the Participant has a Non-Change in Control Qualifying Termination, Change in Control Qualifying Termination, or if a Change in Control occurs prior to November 6, 2019, the Performance Period shall be treated as one year for purposes of computing TSR.
The Compensation Committee shall determine the TSR in its sole discretion.

Exhibit 10.5

4.3    Time-Based Vesting. Subject to the performance vesting requirements set forth in Section 4.1, the Performance Units shall become vested and earned (the “Vested Units”) on the following vesting dates (each such date a Vesting Date):
(a)    If the Participant remains in the continuous employment or other service relationship with the Company through November 6, 2021 (including on or after a Change in Control), 100% of the Performance Units as determined pursuant to Section 4.1 shall be vested on November 6, 2021; and
(b)    In the event that the Participant experiences a termination prior to November 6, 2021, the Performance Units shall be treated as follows:
(i.)    In the event that the Participant’s service is terminated by reason of death or Disability prior to a Change in Control (each of which shall be a “Non-Change in Control Qualifying Termination”), then the number of Performance Units that will be vested on the Non-Change in Control Qualifying Termination date will be prorated based on the number of full calendar months the Participant spent on the active payroll during the Performance Period, divided by 36 months.

(ii.)    If, prior to a Change in Control, the Participant’s service is terminated for any reason other than the foregoing, including by the Company without Cause or, by the Participant for Good Reason, the Performance Units shall be immediately forfeited and cancelled without consideration.

(c)    In the event that the Participant’s service is terminated by the Company without Cause, by the Participant for Good Reason or by reason of death or Disability on or after a Change in Control (each of which shall be a “Change in Control Qualifying Termination”), then the number of Performance Units that will be vested on the date of the Change In Control Qualifying Termination will be prorated as follows:
(i.)    If the Participant has a Change In Control Qualifying Termination on or after a Change in Control, and such qualifying termination occurs on or prior to the first anniversary of the Grant Date the number of Performance Units that will vest as calculated based on performance and as determined pursuant to Section 4.1 will be multiplied by 1/3;

(ii.)    If the Participant has a Change In Control Qualifying Termination on or after a Change in Control, and such qualifying termination occurs after the first anniversary of the Grant Date but

Exhibit 10.5

on or prior to the second anniversary of the Grant Date, the number of Performance Units that will vest as calculated based on performance and as determined pursuant to Section 4.1 will be multiplied by 2/3; and

(iii.)    If the Participant has a Change In Control Qualifying Termination on or after a Change in Control, and such qualifying termination occurs after the second anniversary of the Grant Date, no proration will be applied to the Performance Units and 100% of the Performance Units as determined pursuant to Section 4.1 shall be vested.

(iv.)    For the avoidance of doubt, if the Participant’s service is terminated for any reason other than the foregoing, the Units shall be immediately forfeited and cancelled without consideration.
4.4    Definition of Change in Control. Change in Control for purposes of this Agreement has the meaning set forth in the Change in Control Agreement between the Company and the Participant or if none, the employment agreement between the Company and the Participant, in each case, then in effect, or if the Participant is not party to any such agreement or such term is not defined in any such agreement then “Change in Control” shall mean the occurrence of:
(a)    the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that for purposes of this clause (1), the following acquisitions shall not constitute a Change of Control: (A) any issuance of voting securities of the Company directly from the Company that is approved by the Incumbent Board (as defined below), or (B) any acquisition of voting securities of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A), (B) and (C) of clause (3) below; or
(b)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board (a “Director”) subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

Exhibit 10.5

(c)    consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination, (B) no Person (other than such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)    the stockholders of the Company approve a complete liquidation or dissolution of the Company.
(e)    “Person” shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of voting securities of the Company.
5.DIVIDENDS CREDITED ON THE UNITS.
5.1    The Vested Units will earn dividend equivalents in the form of additional Units. Specifically, as of each dividend payment date for Company common stock during the period beginning on the Grant Date and ending on the Vesting Date, the Participant’s account will be credited with additional Units (“Dividend Equivalent Units”) equal in number to the number of shares of Company common stock that could be bought with the cash dividends that would be paid on the Vested Units if each Unit were a Share. The number of Units that results from the calculation will be to two decimal places.
5.2    The number of shares of Company common stock that could be bought with the cash dividends will be calculated based on the “Fair Market Value” of Company common stock on the applicable dividend payment date. For purposes of this Agreement, “Fair Market Value” here means the average of the high and the low per share trading prices for Company common stock as reported in The Wall Street Journal for the specific dividend payment date, or in such other source as the Company deems reliable.

Exhibit 10.5

5.3    Dividend Equivalent Units will vest at the same time and in the same manner as the Vested Units with which they are associated.
6.SETTLEMENT OF THE AWARD.
6.1    Issuance of Shares of Stock. Subject to the provisions of Section 6.3 below, within 30 days of the Vesting Date (the “Settlement Date”), the Company shall issue to the Participant in settlement of the Vested Units, the number of Shares equal to the Vested Units, and all Units will terminate and cease to be outstanding upon such issuance of the Shares.
6.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities and issuance of the Shares may be delayed where the Company reasonably anticipates that the making of the payment will violate Federal securities law or other applicable law; provided that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.
6.4    Retention of Shares. The Participant must hold any Shares (net of any Shares withheld to pay applicable taxes) earned pursuant to a Vested Unit until the earlier of (a) the first anniversary of the Settlement Date, (b) a Non-Change in Control Qualifying Termination or Change in Control Qualifying Termination of the Participant’s employment or other service relationship with the Company, or (c) a Change in Control. In furtherance of the foregoing, until the earlier of the foregoing dates, the Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Compensation Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and any agreement with, or policy of the Company or the Compensation Committee to which the Participant is a party or subject, and the Compensation Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.
7.TAX IMPLICATIONS.
7.1    In General. The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company (or its Affiliate or Subsidiary), if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof (the

Exhibit 10.5

“Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s (or its Affiliate’s or Subsidiary’s) actions in this regard, the Participant hereby acknowledges and agrees that the Tax Liability shall be the Participant’s responsibility and liability.
7.2    Withholding in Shares. The Company may require the Participant to satisfy all or any portion of tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable maximum statutory withholding rates.
8.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. The Compensation Committee shall make adjustments in accordance with Section 4(d) of the Plan.
9.RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT. The Participant shall have no rights as a stockholder with respect to any Performance Units until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Sections 5 and 8. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or any Subsidiary or interfere in any way with any right of such entities to terminate the Participant’s service at any time.
10.MISCELLANEOUS PROVISIONS.
10.1    Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.
10.2    Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

Exhibit 10.5

10.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
10.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
10.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)    Consent to Electronic Delivery and Execution. The Participant acknowledges that the Participant has read Section 10.5 of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 10.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a). Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly,

Exhibit 10.5

shall bind the Participant and the Company to all of the terms and conditions set forth in the Applicable Plan Provisions and this Agreement.
10.6    Integrated Agreement. This Agreement and the Applicable Plan Provisions shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
10.7    Section 409A. This Agreement and the Units granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4). In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption. Notwithstanding the foregoing, if it is determined that the Units fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2).
10.8    Applicable Law. This Agreement shall be governed by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within the State of New York.
10.9    Severability. If any term or provision of this Agreement or the application thereof to any Participant or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be enforceable in any respect, it will not be given effect and the remainder of this Agreement, or the application of such term or provision to Participants or circumstances other than those held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
10.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Exhibit 10.5

10.11    Acceptance. By signing the Agreement, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement and the Applicable Plan Provisions , (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Applicable Plan Provisions and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement except as otherwise provided in this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

Exhibit 10.5

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HAIN CELESTIAL GROUP, INC.
By: Name: Title:
Address:

By: Name: Title:
Address: